EXHIBIT 99.1

Hanmi Reports 2026 Second Quarter Results

LOS ANGELES, July 21, 2026 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ: HAFC, or “Hanmi”), the parent company of Hanmi Bank (the “Bank”), today reported financial results for the second quarter of 2026.

Net income for the second quarter of 2026 was $23.5 million, or $0.79 per diluted share, compared with $22.6 million, or $0.75 per diluted share for the first quarter of 2026. The return on average assets for the second quarter was 1.20% and the return on average equity was 11.09%, compared with a return on average assets of 1.18% and a return on average equity of 10.86% for the first quarter of 2026.

CEO Commentary
“Hanmi delivered another quarter of strong earnings growth, reflecting consistent execution across our business,” said Bonnie Lee, President and Chief Executive Officer. “Our capital position remained healthy while returning 58% of earnings to shareholders in the form of dividends and share repurchases. Return on average equity increased to 11.1%, supported by robust deposit growth, solid loan production, lower funding costs, and prudent expense management. Deposits grew 2.3% sequentially, with noninterest-bearing deposits increasing 5.2%, underscoring the strength of our relationship-based banking model and the value of our franchise.”

“Consistent with our strategy, we maintained a steady pace of loan production while continuing to diversify our loan portfolio. Importantly, credit quality remained excellent, reflecting our prudent underwriting standards and disciplined approach to risk management.”

“Based on our strong first-half performance, robust loan and deposit pipelines, and the momentum we are seeing across the business, we remain optimistic about our outlook and are confident in our ability to deliver continued earnings growth and strong financial performance through the second half of 2026,” concluded Lee.

Second Quarter 2026 Highlights:

  Net income was $23.5 million, or $0.79 per diluted share, up 4.2% from the first quarter, driven by continued growth in net interest income and lower credit loss expense.
  Return on average assets and return on average equity during the second quarter were 1.20% and 11.09%, respectively.
  Deposits increased 2.3% to $7.0 billion from the prior quarter and noninterest-bearing demand deposits increased to 31% of total deposits, from 30% for the prior quarter.
  Net interest income increased 1.0% from the prior quarter, driven by the growth in commercial real estate and commercial and industrial lending. The increase was further supported by an improved funding mix, including lower-cost interest-bearing deposits and reduced borrowings.
  Net interest margin decreased two basis points to 3.36%, due primarily to normalization of FHLB dividend income, which elevated interest income in the prior quarter.
  Asset quality remained strong as nonperforming assets to total assets was 0.12%, an improvement of four basis points from the prior quarter, and nonperforming loans to total loans was 0.15%, also an improvement of four basis points from the prior quarter.
  Hanmi returned 58% of second-quarter net earnings to shareholders in the form of $8.3 million in dividends and $5.2 million in share repurchases; capital ratios remained healthy with tangible common equity to tangible assets at 10.03%.(1)

(1) Refer to “Non-GAAP Financial Measures” for further details.

For more information about Hanmi, please see the Q2 2026 Investor Update (and Supplemental Financial Information), which is available on the Bank’s website at www.hanmi.com and via a current report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov. Also, please refer to “Non-GAAP Financial Measures” herein for further details of the presentation of certain non-GAAP financial measures.

Quarterly Highlights
(Dollars in thousands, except per share data)

	As of or for the Three Months Ended					Amount Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-26	Q2-26
	2026	2026	2025	2025	2025	vs. Q1-26	vs. Q2-25

Net income	$23,505	$22,557	$21,239	$22,061	$15,117	$948	$8,388
Net income per diluted common share	$0.79	$0.75	$0.70	$0.73	$0.50	$0.04	$0.29

Assets	$8,001,473	$7,839,227	$7,869,185	$7,856,731	$7,862,363	$162,246	$139,110
Loans	$6,535,312	$6,545,466	$6,563,367	$6,528,259	$6,305,957	$(10,154)	$229,355
Deposits	$6,955,342	$6,800,622	$6,677,650	$6,766,639	$6,729,122	$154,720	$226,220

Return on average assets	1.20%	1.18%	1.07%	1.12%	0.79%	0.02	0.41
Return on average stockholders’ equity	11.09%	10.86%	10.14%	10.69%	7.48%	0.23	3.61

Net interest margin	3.36%	3.38%	3.28%	3.22%	3.07%	-0.02	0.29
Efficiency ratio(1)	54.07%	53.48%	54.95%	52.65%	55.74%	0.59	-1.67

Tangible common equity to tangible assets(2)	10.03%	10.11%	9.99%	9.80%	9.58%	-0.08	0.45
Tangible common equity per common share(2)	$27.04	$26.56	$26.27	$25.64	$24.91	0.48	2.13

(1)Noninterest expense divided by net interest income plus noninterest income.
(2) Refer to “Non-GAAP Financial Measures” for further details.

Results of Operations
Net interest income increased $0.7 million, or 1.0%, to $63.9 million for the second quarter of 2026, from $63.2 million for the first quarter. This increase was principally due to higher interest income on loans, which increased by $0.9 million from the first quarter, as well as a $0.8 million increase in interest income from securities and interest-bearing deposits in other institutions. Interest expense on deposits, however, increased by $1.0 million from the first quarter.

Net interest margin (taxable equivalent) declined by two basis points to 3.36%, from 3.38% for the first quarter of 2026. This decline was driven by lower contributions from loans and FHLB stock, with unfavorable impacts of five basis points and three basis points, respectively, compared to the first quarter. Partially offsetting the decline were higher contributions from borrowings and interest-bearing deposits, with favorable impacts of three basis points each.

While the average yield on loans for the second quarter remained unchanged at 5.90%, the average balance of loans for the second quarter was $6.44 billion, up 0.1% from the previous quarter. The cost of interest-bearing deposits for the second quarter was 3.17%, down three basis points from the first quarter, and the average balance of interest-bearing deposits was $4.78 billion, up 2.7% from the previous quarter. The ratio of average loans to average deposits for the second quarter was 95.5%, compared with 97.5% for the previous quarter.

	For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-26	Q2-26
Net Interest Income	2026	2026	2025	2025	2025	vs. Q1-26	vs. Q2-25

Interest and fees on loans(1)	$94,808	$93,866	$96,592	$95,691	$92,589	1.0%	2.4%
Interest on securities	6,337	5,959	6,323	6,592	6,261	6.3%	1.2%
Dividends on FHLB stock	219	831	361	357	354	-73.6%	-38.1%
Interest on deposits in other banks	1,958	1,496	1,837	2,586	2,129	30.9%	-8.0%
Total interest and dividend income	$103,322	$102,152	$105,113	$105,226	$101,333	1.1%	2.0%

Interest on deposits	37,774	36,738	39,978	42,244	41,924	2.8%	-9.9%
Interest on borrowings	154	676	695	324	684	-77.2%	-77.5%
Interest on subordinated debentures	1,537	1,535	1,561	1,579	1,586	0.1%	-3.1%
Total interest expense	39,465	38,949	42,234	44,147	44,194	1.3%	-10.7%
Net interest income	$63,857	$63,203	$62,879	$61,079	$57,139	1.0%	11.8%

(1)Includes loans held for sale.

	For the Three Months Ended (in thousands)					Percentage Change
Average Earning Assets and Interest-bearing	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-26	Q2-26
Liabilities	2026	2026	2025	2025	2025	vs. Q1-26	vs. Q2-25
Loans(1)	$6,441,853	$6,434,316	$6,456,239	$6,304,435	$6,257,741	0.1%	2.9%
Securities	950,786	921,065	955,811	985,888	993,975	3.2%	-4.3%
FHLB stock	16,385	16,385	16,385	16,385	16,385	0.0%	0.0%
Interest-bearing deposits in other banks	221,361	171,953	191,731	239,993	200,266	28.7%	10.5%
Average interest-earning assets	$7,630,385	$7,543,719	$7,620,166	$7,546,701	$7,468,367	1.1%	2.2%

Demand: interest-bearing	$81,682	$74,963	$77,297	$86,839	$81,308	9.0%	0.5%
Money market and savings	2,056,148	2,063,186	2,130,616	2,122,967	2,109,221	-0.3%	-2.5%
Time deposits	2,646,480	2,522,505	2,506,582	2,494,285	2,434,659	4.9%	8.7%
Average interest-bearing deposits	4,784,310	4,660,654	4,714,495	4,704,091	4,625,188	2.7%	3.4%
Borrowings	15,330	69,388	64,565	27,772	60,134	-77.9%	-74.5%
Subordinated debentures	130,695	130,541	130,385	130,766	130,880	0.1%	-0.1%
Average interest-bearing liabilities	$4,930,335	$4,860,583	$4,909,445	$4,862,629	$4,816,202	1.4%	2.4%

Average Noninterest Bearing Deposits
Demand deposits - noninterest bearing	$1,963,242	$1,937,628	$1,969,908	$1,960,331	$1,934,985	1.3%	1.5%

(1)Includes loans held for sale.

	For the Three Months Ended					Yield/Rate Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-26	Q2-26
Average Yields and Rates	2026	2026	2025	2025	2025	vs. Q1-26	vs. Q2-25
Loans(1)	5.90%	5.90%	5.94%	6.03%	5.93%	0.00	-0.03
Securities(2)	2.69%	2.62%	2.67%	2.70%	2.55%	0.07	0.14
FHLB stock	5.36%	20.56%	8.75%	8.65%	8.65%	-15.20	-3.29
Interest-bearing deposits in other banks	3.55%	3.53%	3.80%	4.27%	4.26%	0.02	-0.71
Interest-earning assets	5.43%	5.48%	5.48%	5.54%	5.44%	-0.05	-0.01

Interest-bearing deposits	3.17%	3.20%	3.36%	3.56%	3.64%	-0.03	-0.47
Borrowings	4.06%	3.94%	4.27%	4.63%	4.58%	0.12	-0.52
Subordinated debentures	4.70%	4.70%	4.79%	4.83%	4.84%	0.00	-0.14
Interest-bearing liabilities	3.21%	3.25%	3.41%	3.60%	3.68%	-0.04	-0.47

Net interest margin (taxable equivalent basis)	3.36%	3.38%	3.28%	3.22%	3.07%	-0.02	0.29

Cost of deposits	2.25%	2.26%	2.37%	2.51%	2.56%	-0.01	-0.31

(1)Includes loans held for sale.
(2)Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Credit loss expense for the second quarter of 2026 was $1.2 million, compared with $2.9 million for the first quarter. The $1.7 million decline was due to lower net charge-offs during the second quarter. Credit loss expense during the second quarter included a $1.3 million provision for loan losses and a negative provision of $0.1 million for off-balance sheet items. First-quarter credit loss expense included a $3.2 million provision for loan losses and a negative provision of $0.3 million for off-balance sheet items.

Noninterest income was $8.3 million, down 2.2% from $8.5 million for the first quarter of 2026, primarily due to a $0.8 million decrease in gain on sales of SBA loans. The gain was $1.3 million for the second quarter of 2026, compared with $2.1 million for the first quarter of 2026. The decrease in gain on sales of SBA loans was partially offset by a $0.4 million increase in trade finance and other service charges and fees and modest increases in the other noninterest income categories.

The volume of SBA loans sold for the second quarter of 2026 decreased to $20.9 million from $32.5 million for the first quarter, while trade premiums increased to 7.92% from 7.88% for the first quarter. Residential mortgage loans sold for the second quarter were $30.6 million with a premium of 2.00%, compared with $31.7 million and 2.50% for the first quarter. The gain on sales of residential mortgage loans was $0.4 million for the second quarter, compared with $0.5 million for the first quarter.

	For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-26	Q2-26
Noninterest Income	2026	2026	2025	2025	2025	vs. Q1-26	vs. Q2-25
Service charges on deposit accounts	$2,102	$2,127	$2,196	$2,160	$2,169	-1.2%	-3.1%
Trade finance and other service charges and fees	1,902	1,501	1,735	1,551	1,461	26.7%	30.2%
Servicing income	955	870	924	924	754	9.8%	26.7%
Bank-owned life insurance income	799	610	315	1,259	708	31.0%	12.9%
All other operating income	915	844	758	973	819	8.4%	11.7%
Service charges, fees & other	6,673	5,952	5,928	6,867	5,911	12.1%	12.9%

Gain on sale of SBA loans	1,318	2,102	1,790	1,857	2,160	-37.3%	-39.0%
Gain on sale of residential mortgage loans	357	485	581	1,156	—	-26.4%	—
Total noninterest income	$8,348	$8,539	$8,299	$9,880	$8,071	-2.2%	3.4%

Noninterest expense was $39.0 million for the second quarter of 2026, up 1.7% from $38.4 million for the first quarter, primarily due to a $0.8 million increase in salaries and employee benefits and a $0.4 million increase in other real estate owned (OREO) expense. Salaries and employee benefits increased because of the additional business day in the second quarter and annual merit increases, while the increase in OREO expense reflected the absence of the first-quarter gain on sale of OREO. These increases were partially offset by a $0.8 million decrease in professional fees that were attendant to the first-quarter resolution of several administrative items. The efficiency ratio increased to 54.07% for the second quarter, compared with 53.48% for the previous quarter.

	For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-26	Q2-26
	2026	2026	2025	2025	2025	vs. Q1-26	vs. Q2-25
Noninterest Expense
Salaries and employee benefits	$22,784	$21,956	$22,472	$22,163	$22,069	3.8%	3.2%
Occupancy and equipment	4,383	4,414	4,339	4,507	4,344	-0.7%	0.9%
Data processing	4,555	4,386	4,098	3,860	3,727	3.9%	22.2%
Professional fees	1,997	2,780	2,343	1,978	1,725	-28.2%	15.8%
Supplies and communication	491	556	573	423	515	-11.7%	-4.7%
Advertising and promotion	679	688	1,010	712	798	-1.3%	-14.9%
All other operating expenses	4,103	3,849	3,795	3,665	3,567	6.6%	15.0%
Subtotal	38,992	38,629	38,630	37,308	36,745	0.9%	6.1%

Other real estate owned expense (income)	6	(345)	474	17	(461)	101.7%	101.3%
Repossessed personal property expense (income)	41	84	5	32	63	-51.2%	-34.9%
Total noninterest expense	$39,039	$38,368	$39,109	$37,357	$36,347	1.7%	7.4%

The effective tax rate was 26.5% for the second quarter of 2026, compared with 26.0% for the first quarter of 2026.

Financial Position
Total assets at June 30, 2026 increased 2.1%, or $162.2 million, to $8.00 billion from $7.84 billion at March 31, 2026. This increase was due primarily to a $77.2 million increase in cash and due from banks, a $60.9 million increase in securities available for sale, and a $21.3 million increase in prepaid expenses and other assets. The increase in prepaid expenses and other assets was primarily due to estimated income tax payments made during the second quarter.

Total loans, excluding the allowance for credit losses and loans held for sale, were $6.54 billion at June 30, 2026, down 0.2% from $6.55 billion at March 31, 2026.

Loans held for sale were $17.0 million at June 30, 2026, up from $4.9 million at March 31, 2026. At the end of the second quarter, loans held for sale consisted of $12.0 million representing the guaranteed portion of SBA 7(a) loans and $5.0 million of residential mortgage loans.

	As of (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-26	Q2-26
	2026	2026	2025	2025	2025	vs. Q1-26	vs. Q2-25
Loan Portfolio
Commercial real estate loans	$4,022,320	$3,998,144	$4,030,105	$4,015,291	$3,948,922	0.6%	1.9%
Residential/consumer loans	978,881	1,002,223	1,049,872	1,043,577	993,869	-2.3%	-1.5%
Commercial and industrial loans	1,171,272	1,152,544	1,074,907	1,052,522	917,995	1.6%	27.6%
Equipment finance	362,839	392,555	408,483	416,869	445,171	-7.6%	-18.5%
Total loans held for investment	6,535,312	6,545,466	6,563,367	6,528,259	6,305,957	-0.2%	3.6%
Loans held for sale	16,969	4,932	7,403	6,512	49,611	244.1%	-65.8%
Total loans	$6,552,281	$6,550,398	$6,570,770	$6,534,771	$6,355,568	0.0%	3.1%

	As of
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2026	2026	2025	2025	2025
Composition of Loan Portfolio
Commercial real estate loans	61.4%	61.0%	61.3%	61.4%	62.2%
Residential/consumer loans	14.9%	15.3%	16.0%	16.0%	15.6%
Commercial and industrial loans	17.9%	17.6%	16.4%	16.1%	14.4%
Equipment finance	5.5%	6.0%	6.2%	6.4%	7.0%
Total loans held for investment	99.7%	99.9%	99.9%	99.9%	99.2%
Loans held for sale	0.3%	0.1%	0.1%	0.1%	0.8%
Total loans	100.0%	100.0%	100.0%	100.0%	100.0%

New loan production was $371.9 million for the second quarter of 2026 at an average rate of 6.59%, while payoffs were $156.4 million at an average rate of 6.39%.

	For the Three months Ended (in thousands)
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2026	2026	2025	2025	2025
New Loan Production
Commercial real estate loans	$170,080	$131,426	$125,866	$176,826	$111,993
Residential/consumer loans	50,010	29,074	70,268	103,247	83,761
Commercial and industrial loans	89,227	134,717	82,079	211,454	53,444
SBA loans	37,109	40,652	44,065	44,931	46,829
Equipment finance	25,450	42,051	52,521	34,315	33,567
Subtotal	371,876	377,920	374,799	570,773	329,594

Payoffs	(156,407)	(198,936)	(123,086)	(142,963)	(119,139)
Amortization	(121,208)	(133,396)	(133,992)	(60,939)	(151,357)
Loan sales	(54,761)	(64,690)	(63,642)	(100,452)	(35,388)
Net line utilization	(47,762)	4,373	(16,072)	(39,497)	12,435
Charge-offs & OREO	(1,892)	(3,172)	(2,899)	(4,620)	(12,377)

Loans held for investment-beginning balance	6,545,466	6,563,367	6,528,259	6,305,957	6,282,189
Loans held for investment-ending balance	$6,535,312	$6,545,466	$6,563,367	$6,528,259	$6,305,957

Deposits were $6.96 billion at the end of the second quarter of 2026, up $154.7 million, or 2.3%, from $6.80 billion at the end of the prior quarter. Driving the increase was a $104.7 million increase in noninterest-bearing deposits and a $54.4 million increase in time deposits over $250,000. Noninterest-bearing demand deposits represented 30.7% of total deposits at June 30, 2026 and the loan-to-deposit ratio was 94.0%.

	As of (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-26	Q2-26
	2026	2026	2025	2025	2025	vs. Q1-26	vs. Q2-25
Deposit Portfolio
Demand: noninterest-bearing	$2,135,418	$2,030,743	$2,015,212	$2,087,132	$2,105,369	5.2%	1.4%
Demand: interest-bearing	80,783	78,341	74,799	86,834	90,172	3.1%	-10.4%
Money market and savings	2,084,572	2,116,073	2,084,218	2,094,028	2,092,847	-1.5%	-0.4%
Time deposits $250,000 and less	1,314,544	1,318,250	1,277,382	1,235,755	1,198,472	-0.3%	9.7%
Core deposits	5,615,317	5,543,407	5,451,611	5,503,749	5,486,860	1.3%	2.3%
Time deposits over $250,000	1,073,083	1,018,712	987,536	1,024,378	1,006,750	5.3%	6.6%
State of California time deposits	180,000	150,000	150,000	150,000	150,000	20.0%	20.0%
Brokered time deposits	86,942	88,503	88,503	88,512	85,512	-1.8%	1.7%
Total deposits	$6,955,342	$6,800,622	$6,677,650	$6,766,639	$6,729,122	2.3%	3.4%

	As of
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2026	2026	2025	2025	2025
Composition of Deposit Portfolio
Demand: noninterest-bearing	30.7%	29.9%	30.2%	30.8%	31.3%
Demand: interest-bearing	1.2%	1.1%	1.1%	1.3%	1.3%
Money market and savings	29.9%	31.1%	31.2%	31.0%	31.1%
Time deposits $250,000 and less	18.9%	19.4%	19.1%	18.3%	17.8%
Core deposits	80.7%	81.5%	81.6%	81.4%	81.5%
Time deposits over $250,000	15.4%	15.0%	14.9%	15.1%	15.0%
State of California time deposits	2.6%	2.2%	2.2%	2.2%	2.2%
Brokered time deposits	1.3%	1.3%	1.3%	1.3%	1.3%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Stockholders’ equity at June 30, 2026 was $812.7 million, up $9.9 million, or 1.2%, from $802.8 million at March 31, 2026. Offsetting the increase to stockholders’ equity from second quarter net income of $23.5 million were dividends of $8.3 million, share repurchases of $5.2 million, which included $0.4 million in purchases of vested employee stock in respect of Hanmi's equity compensation programs, and a $1.0 million increase in unrealized after-tax losses on securities available for sale. During the second quarter, under its share repurchase program, Hanmi repurchased 160,000 shares of common stock at an average price of $30.24. As of June 30, 2026, there were 1.99 million shares available under the share repurchase program. In addition to the share repurchase program, Hanmi purchased 15,134 shares of common stock surrendered by employees to satisfy their tax liabilities upon the second-quarter vesting of their equity compensation awards.

Tangible common equity per share at the end of the second quarter of 2026 was $27.04, up 1.8% from $26.56 at the end of the first quarter. Please refer to the Non-GAAP Financial Measures section below for more information.

Hanmi and the Bank exceeded minimum regulatory capital requirements, and the Bank continued to exceed the minimum for the “well capitalized” category.

	As of					Ratio Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-26	Q2-26
	2026	2026	2025	2025	2025	vs. Q1-26	vs. Q2-25
Regulatory Capital ratios(1)
Hanmi Financial
Total risk-based capital	15.29%	15.22%	15.06%	15.05%	15.20%	0.07	0.09
Tier 1 risk-based capital	12.61%	12.52%	12.37%	12.33%	12.46%	0.09	0.15
Common equity tier 1 capital	12.28%	12.20%	12.05%	12.00%	12.12%	0.08	0.16
Tier 1 leverage capital ratio	10.94%	10.93%	10.70%	10.64%	10.63%	0.01	0.31
Hanmi Bank
Total risk-based capital	14.48%	14.45%	14.25%	14.28%	14.39%	0.03	0.09
Tier 1 risk-based capital	13.40%	13.37%	13.17%	13.20%	13.32%	0.03	0.08
Common equity tier 1 capital	13.40%	13.37%	13.17%	13.20%	13.32%	0.03	0.08
Tier 1 leverage capital ratio	11.71%	11.74%	11.47%	11.46%	11.43%	-0.03	0.28

(1) Preliminary ratios for June 30, 2026

Asset Quality

	As of or for the Three Months Ended (in thousands)					Amount Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-26	Q2-26
	2026	2026	2025	2025	2025	vs. Q1-26	vs. Q2-25
Nonperforming Loans and Assets

Delinquent loans:
Loans, 30 to 89 days past due and still accruing	$32,773	$13,274	$17,610	$11,560	$10,953	$19,499	$21,820

Nonperforming assets:
Nonaccrual loans	$9,931	$12,420	$18,112	$19,369	$25,967	$(2,489)	$(16,036)
Loans 90 days or more past due and still accruing	—	—	—	—	—	—	—
Nonperforming loans	9,931	12,420	18,112	19,369	25,967	(2,489)	(16,036)
Other real estate owned, net	—	—	1,980	1,995	—	—	—
Nonperforming assets(1)	$9,931	$12,420	$20,092	$21,364	$25,967	$(2,489)	$(16,036)

Delinquent loans to total loans	0.50%	0.20%	0.27%	0.18%	0.17%	0.30	0.33
Nonperforming loans to total loans	0.15%	0.19%	0.28%	0.30%	0.41%	-0.04	-0.26
Nonperforming assets to total assets	0.12%	0.16%	0.26%	0.27%	0.33%	-0.04	-0.21

(1)Excludes repossessed personal property of $0.3 million, $0.3 million, $0.6 million, $0.4 million, and $0.6 million as of Q2-26, Q1-26, Q4-25, Q3-25, and Q2-25, respectively.

Loans 30 to 89 days past due and still accruing were $32.8 million, or 0.50% of loans, at the end of the second quarter of 2026, compared with $13.3 million, or 0.20% of loans, at the end of the first quarter of 2026. The $19.5 million increase was primarily due to a $21.2 million commercial real estate loan, identified as special mention in the first quarter, that became delinquent during the second quarter.

Nonaccrual loans were $9.9 million, or 0.15% of loans, at June 30, 2026, compared with $12.4 million, or 0.19% of loans, at March 31, 2026. The decrease for the second quarter reflects the sale of a $3.2 million commercial real estate loan on nonaccrual status and $1.6 million of equipment finance agreement charge-offs, partially offset by $2.9 million of new nonaccrual loans and equipment finance agreements.

Nonperforming assets were $9.9 million, or 0.12% of total assets, at June 30, 2026, compared with $12.4 million, or 0.16% of total assets, at March 31, 2026. The decline reflects the changes described in the above paragraph.

	As of (in thousands)					Amount Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-26	Q2-26
	2026	2026	2025	2025	2025	vs. Q1-26	vs. Q2-25
Criticized Loans
Special mention	$68,198	$93,682	$71,113	$16,775	$12,700	$(25,484)	$55,498
Classified	45,748	22,736	25,891	28,590	33,857	23,012	11,891
Total criticized loans(1)	$113,946	$116,418	$97,004	$45,365	$46,557	$(2,472)	$67,389

Criticized loans to total loans	1.74%	1.78%	1.48%	0.69%	0.74%	-0.04	1.00

(1)Includes nonaccrual loans of $9.9 million, $12.4 million, $18.1 million, $19.4 million, and $24.1 million as of Q2-26, Q1-26, Q4-25, Q3-25, and Q2-25, respectively.

Criticized loans were $113.9 million for the second quarter of 2026, compared with $116.4 million for the first quarter of 2026. This $2.5 million decrease in criticized loans included a $25.5 million decrease for special mention loans, partially offset by a $23.0 million increase for classified loans. Both the special mention decrease and classified increase were primarily due to the downgrade of three special mention loans totaling $23.6 million to the classified category, which included the previously mentioned $21.2 million commercial real estate loan.

There were no transfers of criticized loans into other-real-estate-owned during the second quarter of 2026. As a percent of total loans, criticized loans were 1.74% as of June 30, 2026, compared with 1.78% as of March 31, 2026.

	As of or for the Three Months Ended (in thousands)
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2026	2026	2025	2025	2025
Allowance for credit losses related to loans:
Balance at beginning of period	$70,468	$69,903	$69,781	$66,756	$70,597
Credit loss expense (recovery) on loans	1,271	3,163	1,701	2,543	7,523
Net loan (charge-offs) recoveries	(1,264)	(2,598)	(1,579)	482	(11,364)
Balance at end of period	$70,475	$70,468	$69,903	$69,781	$66,756

Net loan charge-offs (recoveries) to average loans(1)	0.08%	0.16%	0.10%	-0.03%	0.73%
Allowance for credit losses to loans	1.08%	1.08%	1.07%	1.07%	1.06%

Allowance for credit losses related to off-balance sheet items:
Balance at beginning of period	$2,078	$2,349	$2,107	$2,506	$2,399
Credit loss expense (recovery) on off-balance sheet items	(85)	(271)	242	(399)	107
Balance at end of period	$1,993	$2,078	$2,349	$2,107	$2,506

Unused commitments to extend credit	$946,544	$891,594	$930,122	$952,475	$915,847

(1)Annualized

The allowance for credit losses was $70.5 million, or 1.08% of loans, at both June 30 and March 31, 2026. Collectively evaluated allowances increased $0.6 million, while specific allowances decreased $0.6 million.

Gross charge-offs for the second quarter of 2026 were $1.9 million, compared with $3.2 million for the preceding quarter. Charge-offs during the second quarter included $1.6 million of equipment financing agreements. Recoveries of previously charged off loans were $0.6 million, substantially all of which were equipment financing agreements. As a result, there were $1.3 million of net charge-offs for the second quarter of 2026, or 0.08% of loans (annualized), compared with $2.6 million, or 0.16% of loans, for the first quarter of 2026.

Corporate Developments
On April 23, 2026, Hanmi’s Board of Directors declared a cash dividend on its common stock of $0.28 per share for the 2026 second quarter. Hanmi paid the dividend on May 20, 2026, to stockholders of record as of the close of business on May 4, 2026.

Earnings Conference Call
Hanmi Bank will host its second quarter 2026 earnings conference call today, July 21, 2026, at 2:00 p.m. PST (5:00 p.m. EST) to discuss these results. This call will also be webcast. To access the call, please dial 1-877-407-9039 before 2:00 p.m. PST, using access code Hanmi Bank. To listen to the call online, either live or archived, please visit Hanmi’s Investor Relations website at https://investors.hanmi.com/ where it will also be available for replay approximately one hour following the call.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 32 full-service branches and eight loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about our anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital and strategic plans, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that our forward-looking statements to be reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statements. These factors include the following:

  a failure to maintain adequate levels of capital and liquidity to support our operations;
  general economic and business conditions internationally, nationally and in those areas in which we operate, including any potential recessionary conditions;
  volatility and deterioration in the credit and equity markets;
  changes in investor sentiment or consumer spending, borrowing and savings habits;
  availability of capital from private and government sources;
  demographic changes;
  competition for loans and deposits and failure to attract or retain loans and deposits;
  inflation and fluctuations in interest rates that reduce our margins and yields, the fair value of financial instruments, the level of loan originations or prepayments on loans we have made and make, the level of loan sales and the cost we pay to retain and attract deposits and secure other types of funding;
  our ability to enter new markets successfully and capitalize on growth opportunities;
  the current or anticipated impact of military conflict, terrorism or other geopolitical events;
  the effect of potential future supervisory action against us or Hanmi Bank and our ability to address any issues raised in our regulatory exams;
  risks of natural disasters;
  legal proceedings and litigation brought against us;
  risks associated with cybersecurity threats, data breaches, ransomware attacks, or other failures in our operational or security systems and infrastructure, including the risks arising from our dependence on third-party service providers and vendors;
  failure to maintain current technologies;
  risks associated with Small Business Administration loans;
  failure to attract, develop, or retain key employees;
  our ability to access cost-effective funding;
  the imposition of tariffs or other domestic or international governmental policies, trade restrictions, and any retaliatory measures impacting our borrowers and the broader economy;
  the impact of a potential federal government shutdown, which may impact on our ability to effect sales of Small Business Administration loans or debt ceiling impasses or fiscal uncertainty;
  changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio;
  fluctuations in real estate values;
  changes in accounting policies and practices;
  changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums and changes in the monetary policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System;
  the ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests;
  strategic transactions we may enter into, including the costs associated with the evaluation of any strategic opportunities and the overall effects of any acquisitions or dispositions we may make;
  the adequacy of and changes in the economic assumptions and methodology for computing our allowance for credit losses;
  our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses;
  changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements;
  our ability to control expenses;
  the inability of third-party service providers to perform their obligations to us; and
  the ability of the Company to withstand disruptions that may be caused by any failure of the operational systems of third parties.

In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Lisa Fortuna
Investor Relations
Financial Profiles, Inc.
lfortuna@finprofiles.com
310-622-8251

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	June 30,	March 31,	Percentage	June 30,	Percentage
	2026	2026	Change	2025	Change
Assets
Cash and due from banks	$331,206	$254,045	30.4%	$380,050	-12.9%
Securities available for sale, at fair value	896,610	835,725	7.3%	918,094	-2.3%
Loans held for sale, at the lower of cost or fair value	16,969	4,932	244.1%	49,611	-65.8%
Loans, net of allowance for credit losses	6,464,837	6,474,998	-0.2%	6,239,201	3.6%
Accrued interest receivable	24,613	23,320	5.5%	23,749	3.6%
Premises and equipment, net	20,251	20,015	1.2%	20,607	-1.7%
Customers’ liability on acceptances	116	—	—	214	-45.8%
Servicing assets	6,419	6,535	-1.8%	6,420	0.0%
Goodwill and other intangible assets, net	11,031	11,031	0.0%	11,031	0.0%
Federal Home Loan Bank (“FHLB”) stock, at cost	16,385	16,385	0.0%	16,385	0.0%
Bank-owned life insurance	56,048	56,534	-0.9%	56,985	-1.6%
Prepaid expenses and other assets	156,988	135,707	15.7%	140,016	12.1%
Total assets	$8,001,473	$7,839,227	2.1%	$7,862,363	1.8%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing	$2,135,418	$2,030,743	5.2%	$2,105,369	1.4%
Interest-bearing	4,819,924	4,769,879	1.0%	4,623,753	4.2%
Total deposits	6,955,342	6,800,622	2.3%	6,729,122	3.4%
Accrued interest payable	27,530	30,592	-10.0%	30,567	-9.9%
Bank's liability on acceptances	116	—	—	214	-45.8%
Borrowings	—	—	0.0%	127,500	-100.0%
Subordinated debentures	130,773	130,618	0.1%	130,960	-0.1%
Accrued expenses and other liabilities	75,032	74,576	0.6%	81,166	-7.6%
Total liabilities	7,188,793	7,036,408	2.2%	7,099,529	1.3%

Stockholders’ equity:
Common stock	34	34	0.0%	34	0.0%
Additional paid-in capital	596,303	595,374	0.2%	592,825	0.6%
Accumulated other comprehensive (loss)	(46,552)	(45,553)	2.2%	(54,511)	-14.6%
Retained earnings	423,499	408,327	3.7%	367,251	15.3%
Less treasury stock	(160,604)	(155,363)	3.4%	(142,765)	12.5%
Total stockholders’ equity	812,680	802,819	1.2%	762,834	6.5%
Total liabilities and stockholders’ equity	$8,001,473	$7,839,227	2.1%	$7,862,363	1.8%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended
	June 30,	March 31,	Percentage	June 30,	Percentage
	2026	2026	Change	2025	Change
Interest and dividend income:
Interest and fees on loans	$94,808	$93,866	1.0%	$92,589	2.4%
Interest on securities	6,337	5,959	6.3%	6,261	1.2%
Dividends on FHLB stock	219	831	-73.6%	354	-38.1%
Interest on deposits in other banks	1,958	1,496	30.9%	2,129	-8.0%
Total interest and dividend income	103,322	102,152	1.1%	101,333	2.0%
Interest expense:
Interest on deposits	37,774	36,738	2.8%	41,924	-9.9%
Interest on borrowings	154	676	-77.2%	684	-77.5%
Interest on subordinated debentures	1,537	1,535	0.1%	1,586	-3.1%
Total interest expense	39,465	38,949	1.3%	44,194	-10.7%
Net interest income before credit loss expense	63,857	63,203	1.0%	57,139	11.8%
Credit loss expense	1,186	2,892	-59.0%	7,631	-84.5%
Net interest income after credit loss expense	62,671	60,311	3.9%	49,508	26.6%
Noninterest income:
Service charges on deposit accounts	2,102	2,127	-1.2%	2,169	-3.1%
Trade finance and other service charges and fees	1,902	1,501	26.7%	1,461	30.2%
Gain on sale of Small Business Administration (“SBA”) loans	1,318	2,102	-37.3%	2,160	-39.0%
Gain on sale of residential mortgage loans	357	485	-26.4%	—	—
Other operating income	2,669	2,324	14.8%	2,281	17.0%
Total noninterest income	8,348	8,539	-2.2%	8,071	3.4%
Noninterest expense:
Salaries and employee benefits	22,784	21,956	3.8%	22,069	3.2%
Occupancy and equipment	4,383	4,414	-0.7%	4,344	0.9%
Data processing	4,555	4,386	3.9%	3,727	22.2%
Professional fees	1,997	2,780	-28.2%	1,725	15.8%
Supplies and communications	491	556	-11.7%	515	-4.7%
Advertising and promotion	679	688	-1.3%	798	-14.9%
Other operating expenses	4,150	3,588	15.7%	3,169	31.0%
Total noninterest expense	39,039	38,368	1.7%	36,347	7.4%
Income before tax	31,980	30,482	4.9%	21,232	50.6%
Income tax expense	8,475	7,925	6.9%	6,115	38.6%
Net income	$23,505	$22,557	4.2%	$15,117	55.5%

Basic earnings per share:	$0.79	$0.76		$0.50
Diluted earnings per share:	$0.79	$0.75		$0.50

Weighted-average shares outstanding:
Basic	29,514,712	29,629,130		29,948,836
Diluted	29,689,113	29,808,999		30,054,456
Common shares outstanding	29,650,306	29,806,694		30,176,568

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except share and per share data)

	Six Months Ended
	June 30,	June 30,	Percentage
	2026	2025	Change
Interest and dividend income:
Interest and fees on loans receivable	$188,674	$183,476	2.8%
Interest on securities	12,296	12,430	-1.1%
Dividends on FHLB stock	1,050	714	47.1%
Interest on deposits in other banks	3,454	3,969	-13.0%
Total interest and dividend income	205,474	200,589	2.4%
Interest expense:
Interest on deposits	74,512	82,483	-9.7%
Interest on borrowings	830	2,708	-69.4%
Interest on subordinated debentures	3,072	3,167	-3.0%
Total interest expense	78,414	88,358	-11.3%
Net interest income before credit loss expense	127,060	112,231	13.2%
Credit loss expense	4,078	10,352	-60.6%
Net interest income after credit loss expense	122,982	101,879	20.7%
Noninterest income:
Service charges on deposit accounts	4,229	4,387	-3.6%
Trade finance and other service charges and fees	3,403	2,858	19.1%
Gain on sale of Small Business Administration (“SBA”) loans	3,421	4,161	-17.8%
Gain on sale of residential mortgage loans	842	175	381.1%
Other operating income	4,992	4,215	18.4%
Total noninterest income	16,887	15,796	6.9%
Noninterest expense:
Salaries and employee benefits	44,740	43,041	3.9%
Occupancy and equipment	8,797	8,794	0.0%
Data processing	8,941	7,514	19.0%
Professional fees	4,777	3,194	49.6%
Supplies and communications	1,047	1,031	1.6%
Advertising and promotion	1,368	1,382	-1.0%
Other operating expenses	7,737	6,374	21.4%
Total noninterest expense	77,407	71,330	8.5%
Income before tax	62,462	46,345	34.8%
Income tax expense	16,400	13,556	21.0%
Net income	$46,062	$32,789	40.5%

Basic earnings per share:	$1.54	$1.09
Diluted earnings per share:	$1.54	$1.08

Weighted-average shares outstanding:
Basic	29,593,872	29,943,279
Diluted	29,770,045	30,048,704
Common shares outstanding	29,650,306	30,176,568

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans:
Commercial real estate(1)	$3,986,661	$57,244	5.76%	$3,964,174	$55,836	5.71%	$3,978,350	$56,385	5.68%
Residential mortgage(1)	1,001,859	13,511	5.39%	1,035,929	14,035	5.42%	990,135	13,254	5.37%
Commercial and industrial(1)	1,065,744	17,467	6.57%	1,024,117	16,970	6.72%	818,498	15,206	7.45%
Consumer	5,711	92	6.44%	5,295	84	6.40%	7,786	139	7.14%
Equipment finance	381,878	6,494	6.80%	404,801	6,941	6.86%	462,972	7,605	6.57%
Total loans(1)	6,441,853	94,808	5.90%	6,434,316	93,866	5.90%	6,257,741	92,589	5.93%
Securities(2)	950,786	6,337	2.69%	921,065	5,959	2.62%	993,975	6,261	2.55%
FHLB stock	16,385	219	5.36%	16,385	831	20.56%	16,385	354	8.65%
Interest-bearing deposits in other banks	221,361	1,958	3.55%	171,953	1,496	3.53%	200,266	2,129	4.26%
Total interest-earning assets	7,630,385	103,322	5.43%	7,543,719	102,152	5.48%	7,468,367	101,333	5.44%

Noninterest-earning assets:
Cash and due from banks	48,769			52,668			53,977
Allowance for credit losses	(70,249)			(69,284)			(70,222)
Other assets	255,426			247,771			250,241

Total assets	$7,864,331			$7,774,874			$7,702,363

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$81,682	$33	0.16%	$74,963	$27	0.15%	$81,308	$29	0.15%
Money market and savings	2,056,148	13,540	2.64%	2,063,186	13,082	2.57%	2,109,221	17,342	3.30%
Time deposits	2,646,480	24,201	3.67%	2,522,505	23,629	3.80%	2,434,659	24,553	4.05%
Total interest-bearing deposits	4,784,310	37,774	3.17%	4,660,654	36,738	3.20%	4,625,188	41,924	3.64%
Borrowings	15,330	154	4.06%	69,388	675	3.94%	60,134	684	4.58%
Subordinated debentures	130,695	1,537	4.70%	130,541	1,536	4.70%	130,880	1,586	4.84%
Total interest-bearing liabilities	4,930,335	39,465	3.21%	4,860,583	38,949	3.25%	4,816,202	44,194	3.68%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	1,963,242			1,937,628			1,934,985
Other liabilities	120,896			134,153			140,053
Stockholders’ equity	849,858			842,510			811,123

Total liabilities and stockholders’ equity	$7,864,331			$7,774,874			$7,702,363

Net interest income		$63,857			$63,203			$57,139

Cost of deposits			2.25%			2.26%			2.56%
Net interest spread (taxable equivalent basis)			2.22%			2.23%			1.76%
Net interest margin (taxable equivalent basis)			3.36%			3.38%			3.07%

(1)Includes average loans held for sale
(2)Yields calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30, 2026			June 30, 2025
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans:
Commercial real estate(1)	$3,975,480	$113,080	5.74%	$3,958,335	$111,248	5.67%
Residential mortgage(1)	1,018,800	27,547	5.41%	975,579	26,004	5.38%
Commercial and industrial(1)	1,045,045	34,437	6.65%	808,069	30,458	7.60%
Consumer	5,504	175	6.42%	7,343	257	7.08%
Equipment finance	393,276	13,435	6.83%	474,499	15,509	6.54%
Loans receivable(1)	6,438,105	188,674	5.90%	6,223,825	183,476	5.94%
Securities(2)	936,007	12,296	2.66%	997,716	12,430	2.52%
FHLB stock	16,385	1,050	12.92%	16,385	714	8.79%
Interest-bearing deposits in other banks	196,794	3,454	3.54%	188,214	3,969	4.25%
Total interest-earning assets	7,587,291	205,474	5.45%	7,426,140	200,589	5.44%

Noninterest-earning assets:
Cash and due from banks	50,707			53,824
Allowance for credit losses	(69,769)			(69,936)
Other assets	251,621			249,697

Total assets	$7,819,850			$7,659,725

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$78,341	$61	0.16%	$80,344	$56	0.14%
Money market and savings	2,059,647	26,622	2.61%	2,073,421	33,779	3.29%
Time deposits	2,584,835	47,829	3.73%	2,390,249	48,648	4.10%
Total interest-bearing deposits	4,722,823	74,512	3.18%	4,544,014	82,483	3.66%
Borrowings	42,210	830	3.96%	119,460	2,708	4.57%
Subordinated debentures	130,619	3,072	4.70%	130,799	3,167	4.84%
Total interest-bearing liabilities	4,895,652	78,414	3.23%	4,794,273	88,358	3.72%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	1,950,506			1,915,577
Other liabilities	127,488			142,341
Stockholders’ equity	846,204			807,534

Total liabilities and stockholders’ equity	$7,819,850			$7,659,725

Net interest income		$127,060			$112,231

Cost of deposits			2.25%			2.58%
Net interest spread (taxable equivalent basis)			2.22%			1.73%
Net interest margin (taxable equivalent basis)			3.37%			3.05%

(1)Includes average loans held for sale
(2)Yields calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Non-GAAP Financial Measures

These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s capital strength. Tangible common equity is calculated by subtracting goodwill and other intangible assets from stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share, per share data and ratios)

	June 30,	March 31,	December 31,	September 30,	June 30,
Hanmi Financial Corporation and Subsidiaries	2026	2026	2025	2025	2025
Assets	$8,001,473	$7,839,227	$7,869,185	$7,856,731	$7,862,363
Less goodwill and other intangible assets	(11,031)	(11,031)	(11,031)	(11,031)	(11,031)
Tangible assets	$7,990,442	$7,828,196	$7,858,154	$7,845,700	$7,851,332

Stockholders’ equity(1)	$812,680	$802,819	$796,386	$779,550	$762,834
Less goodwill and other intangible assets	(11,031)	(11,031)	(11,031)	(11,031)	(11,031)
Tangible stockholders’ equity(1)	$801,649	$791,788	$785,355	$768,519	$751,803

Stockholders’ equity to assets	10.16%	10.24%	10.12%	9.92%	9.70%
Tangible common equity to tangible assets(1)	10.03%	10.11%	9.99%	9.80%	9.58%

Common shares outstanding	29,650,306	29,806,694	29,894,757	29,975,371	30,176,568
Tangible common equity per common share	$27.04	$26.56	$26.27	$25.64	$24.91

(1)There were no preferred shares outstanding at the periods indicated.

Preprovision Net Revenues

Preprovision net revenues is supplemental financial information determined by a method other than in accordance with U.S. GAAP. This non-GAAP measure is used by management to measure Hanmi’s core operational performance, excluding the impact of provisions for loan losses. By isolating preprovision net revenues, management can better understand the Company’s true profitability and make more informed strategic decisions. Preprovision net revenues is calculated adding income tax expense and credit loss expense to net income. Management believes this financial measure highlights the Company’s revenue activities and operational efficiency, excluding unpredictable loan loss provisions.

The following table details the Company’s preprovision net revenues, which are non-GAAP measures, for the periods indicated:

Preprovision Net Revenues (Unaudited)
(In thousands, except percentages)

						Percentage Change
Hanmi Financial Corporation and	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-26	Q2-26
Subsidiaries	2026	2026	2025	2025	2025	vs. Q1-26	vs. Q2-25
Net income	$23,505	$22,557	$21,239	$22,061	$15,117
Add back:
Credit loss expense	1,186	2,892	1,943	2,145	7,631
Income tax expense	8,475	7,925	8,887	9,396	6,115
Preprovision net revenue	$33,166	$33,374	$32,069	$33,602	$28,863	-0.6%	14.9%